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                                                                   Exhibit 99.1

[URS LOGO]



Contact:

URS CORPORATION                           CITIGATE SARD VERBINNEN
Kent P. Ainsworth                         Hugh Burns/Kimberly Levy/Jamie Tully
Executive Vice President                  (212) 687-8080
& Chief Financial Officer

OR

David C. Nelson
Vice President
& Corporate Treasurer
(415) 774-2700

                            URS CORPORATION ANNOUNCES
                        PROPOSED OFFERING OF SENIOR NOTES

         ---------------------------------------------------------------

      SAN FRANCISCO, CA - AUGUST 1, 2002 - URS Corporation (NYSE: URS) today announced that it intends to offer up to $250 million of senior notes for sale in a private placement, subject to market and other conditions. The offering will be made only to qualified institutional buyers in accordance with Rule 144A and in offshore transactions in reliance on Regulation S under the Securities Act of 1933, as amended. The offering is expected to close during August 2002.

      The company intends to use the net proceeds of the offering, together with the proceeds from a proposed $650 million senior secured credit facility, to finance the acquisition of Lear Siegler Services, Inc. and Carlyle-EG&G Holdings Corp. and to refinance certain indebtedness of the company, Lear Siegler Services and Carlyle-EG&G Holdings.

      This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
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      Statements contained in this press release that are not historical facts may constitute forward-looking statements. Specifically, the statements about the company's intention to issue senior notes and the planned use of proceeds thereof constitute forward-looking statements. These forward-looking statements are based on the company's beliefs and assumptions as well as information currently available to the company. However, such forward-looking statements by their nature involve risks and uncertainties. The company cautions that a variety of factors, including but not limited to the following, could cause the company's business and financial results to differ materially from those expressed or implied in forward-looking statements: the company's highly leveraged position, general volatility in the capital markets and the market for debt securities, the company's ability to meet conditions to the closing of the proposed acquisitions, the company's future operating and financial performance, and other factors discussed more fully in the company's Annual Report on Form 10-K for the year ended October 31, 2001, and other reports subsequently filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

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